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TABLE OF CONTENTS Prospectus

As filed with the Securities and Exchange Commission on December 3, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Supernus Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2590184 (I.R.S. Employer Identification Number)

1550 East Gude Drive
Rockville, Maryland 20850
(301) 838-2500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jack A. Khattar
President and Chief Executive Officer
Supernus Pharmaceuticals, Inc.
1550 East Gude Drive
Rockville, Maryland 20850
(301) 838-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Mark I. Gruhin, Esquire
Craig F. Zappetti, Esquire
Saul Ewing LLP
1919 Pennsylvania Avenue, N.W.
Suite 550
Washington, DC 20006-3434
(202) 342-3444

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

                If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

                If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Share or Unit of Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering

Common Stock, par value $0.001 per share(3)(4)(5)(6)(7)	(1)	(1)(2)	(1)(2)	—

Preferred Stock, par value $0.001 per share(4)(5)(6)(7)	(1)	(1)(2)	(1)(2)	—

Warrants(5)(6)(7)	(1)	(1)(2)	(1)(2)	—

Debt Securities(5)(6)(7)	(1)	(1)(2)	(1)(2)	—

Units(7)	(1)	(1)(2)	(1)(2)	—

Total Primary Offering	(1)	(1)(2)	$112,800,000	$13,107(8)

Secondary Offering

Common Stock, par value $0.001 per share	12,749,328	$8.80(9)	$112,194,086(9)	$13,037(9)

Total			$224,994,086	$26,144.31

(1)
In no event will the aggregate initial offering price of all securities issued from time to time by the registrant under this registration statement exceed $112,800,000, or its equivalent in any other currency, currency units, or composite currency or currencies. The securities covered by this registration statement to be sold by the registrant may be sold separately, together, or as units with other securities registered under this registration statement.

(2)
The proposed maximum per share or unit of security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(3)
Subject to notes (1) and (2), this registration statement covers an indeterminate amount of common stock, as may be sold, from time to time, at indeterminate prices, by the registrant.

(4)
Subject to notes (1) and (2), this registration statement covers an indeterminate number of shares of preferred stock, as may be sold, from time to time, at indeterminate prices, by the registrant. Also covered is an indeterminate amount of common stock (i) as may be issuable or deliverable upon conversion of shares of preferred stock, and (ii) as may be required for delivery upon conversion of shares of preferred stock as a result of anti-dilution provisions.

(5)
Subject to notes (1) and (2), this registration statement covers an indeterminate amount and number of warrants representing rights to purchase common stock, preferred stock, debt securities or units consisting of any combination of such securities registered under this registration statement, as may be sold, from time to time, at indeterminate prices by the registrant. Also covered is an indeterminate amount of common stock, preferred stock, debt securities or units (i) as may be issuable or deliverable upon exercise of warrants and (ii) as may be required for delivery upon exercise of any warrants as a result of anti-dilution provisions.

(6)
Subject to notes (1) and (2), this registration statement covers an indeterminate amount of debt securities, as may be sold, from time to time, at indeterminate prices by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $112,800,000. Also covered is an indeterminate amount of common stock, preferred stock, warrants and units (i) as may be issuable or deliverable upon exchange or conversion of debt securities and (ii) as may be required for delivery upon exchange or conversion of debt securities as a result of anti-dilution provisions.

(7)
Subject to notes (1) and (2), this registration statement covers an indeterminate amount and number of units consisting of any combination of any other security or securities covered by this registration statement to purchase common stock, preferred stock, warrants or debt securities registered under this registration statement, as may be sold, from time to time, at indeterminate prices by the registrant. Also covered is an indeterminate amount of common stock, preferred stock, warrants and debt securities (i) as may be issuable or deliverable upon exchange or conversion of units and (ii) as may be required for delivery upon exchange or conversion of any units as a result of anti-dilution provisions.

(8)
Calculated pursuant to Rule 457(o) under the Securities Act.

(9)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the common stock on December 1, 2014, as reported on the NASDAQ Global Market.

                The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we and the selling securityholders are not soliciting offers to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated December 3, 2014

PROSPECTUS

$112,800,000

Supernus Pharmaceuticals, Inc.

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

12,749,328 Shares of Common Stock Offered by Selling Securityholders

         We may offer to the public from time to time in one or more series or issuances:

  •
  shares of our common stock;

  •
  shares of our preferred stock;

  •
  warrants to purchase shares of our common stock, preferred stock and/or debt securities;

  •
  debt securities;

  •
  units, consisting of common stock, preferred stock, warrants and/or debt securities; or

  •
  any combination of these securities.

         This prospectus provides a general description of the securities that we may offer. We are also registering 12,749,328 shares of common stock that may be sold by the selling securityholders named herein. We will not receive any proceeds from the sale of shares by the selling securityholders. Each time that securities are sold under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

         Securities sold under this prospectus shall be sold directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

         Our common stock is listed on the NASDAQ Global Market under the symbol "SUPN." On November 28, 2014, the last reported sale price of our common stock reported on the NASDAQ Global Market was $8.86 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

         The aggregate market value of our outstanding common stock held by non-affiliates was $220,217,276 based on 42,930,451 shares of outstanding common stock, of which 24,855,223 shares, are held by non-affiliates, and a per share price of $8.86 based on the closing sale price of our common stock on November 28, 2014.

Investing in our securities involves certain risks. Before investing, you should refer to the "Risk Factors" on page 5 of this prospectus, together with the risk factors contained in any applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. The selling securityholders may offer shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at negotiated prices. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 6 of this prospectus.

The date of this prospectus is                                .

Prospectus

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement. Under this process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the Securities and Exchange Commission (also referred to herein as the "SEC" or the "Commission") or from our corporate Secretary as indicated under the heading "Where You Can Find More Information."

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with any different information. Neither we nor the selling securityholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        References in this prospectus to the terms the "Company," the "Corporation," "Supernus," "we," "our" and "us," or other similar terms, mean Supernus Pharmaceuticals, Inc., unless we state otherwise or the context indicates otherwise.

 ABOUT THE COMPANY

Summary

        We are a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system ("CNS") diseases. Our extensive expertise in product development has been built over the past 23 years: initially as a standalone development organization, then as a U.S. subsidiary of Shire plc and, upon our acquisition of substantially all the assets of Shire Laboratories Inc. in late 2005, as Supernus Pharmaceuticals. We launched Oxtellar XR® (extended release oxcarbazepine), our first epilepsy product, in the first quarter of 2013 and launched our second epilepsy product, Trokendi XR® (extended release topiramate), in the third quarter of 2013. We are also developing multiple product candidates in psychiatry to address the large market opportunity in the treatment of attention deficit hyperactivity disorder ("ADHD"), including ADHD patients with impulsive aggression. We market our products in the United States through our own focused sales force targeting specialty physicians and have and will continue to seek strategic collaborations with other pharmaceutical companies to license our products outside the United States.

Products

        Our neurology portfolio consists of Oxtellar XR and Trokendi XR, which are the first once-daily extended release oxcarbazepine and topiramate products, respectively, indicated for epilepsy in the U.S. market. The products are differentiated compared to the immediate release products by offering convenient once-daily dosing and unique pharmacokinetic profiles that can be very important for patients with epilepsy. A once-daily dosing regimen has been shown to improve compliance allowing patients to benefit from their medications, and the unique smooth and steady pharmacokinetic profiles of once-daily dosing avoid the blood level fluctuations that are typically associated with immediate release products and their side effects.

        Oxtellar XR is indicated for adjunctive therapy of partial seizures in adults and in children 6 years to 17 years of age and Trokendi XR is indicated for initial monotherapy in patients 10 years of age and older with partial onset or primary generalized tonic-clonic seizures, and as adjunctive therapy in patients 6 years of age and older with partial onset or primary generalized tonic-clonic seizures or with seizures associated with Lennox-Gastaut syndrome.

Product Candidates

        Our psychiatry product candidates include SPN-810 (molindone hydrochloride) and SPN-812. SPN-810 received positive topline results from its Phase IIb study for the treatment of impulsive aggression in patients being treated for ADHD. In August 2014, the Food and Drug Administration ("FDA") granted fast track designation for SPN-810 and the Company is now designing a Phase III protocol which will undergo a Special Protocol Assessment. We expect patient dosing to commence in 2015. SPN-812 is being developed as a non-stimulant treatment for ADHD. In the second quarter of 2014, we initiated and completed a pharmacokinetic study of extended release formulations of SPN-812. The study was successful and we have selected an extended release formulation that will be the basis of the product that will tested in a pivotal Phase IIB trial in the second quarter of 2015. In addition, both pipeline programs continue to move forward with animal toxicology studies, including carcinogenicity programs.

        We have several additional product candidates in various stages of development, including SPN-809, for which we hold an active investigational new drug application. SPN-809 represents a novel mechanism of action for the U.S. anti-depressant market. We believe our broad and diversified portfolio of product candidates provides us with multiple opportunities to achieve our goal of becoming a leading specialty pharmaceutical company focused on CNS diseases.

        The table below summarizes our current pipeline of novel products and product candidates.

Product	Indication	Status
Oxtellar XR	Adjunctive therapy for epilepsy	Launched
Trokendi XR	Epilepsy	Launched
SPN-810	Impulsive aggression in ADHD	Phase IIb completed
SPN-812	ADHD	Phase IIa completed
SPN-809	Depression	Active IND

        We have a successful track record of developing novel products by applying proprietary technologies to known drugs to improve existing therapies and enable the treatment of new indications. We have a broad portfolio of drug development technologies consisting of six platforms that include the following: Microtrol (multiparticulate delivery platform), Solutrol (matrix delivery platform) and

EnSoTrol (osmotic delivery system). In addition to Oxtellar XR and Trokendi XR, our proprietary technologies have been used in the following approved products: Carbatrol (carbamazepine), Adderall XR (mixed amphetamine salts), and Intuniv (guanfacine), marketed by Shire; Equetro (carbamazepine), marketed by Validus Pharmaceuticals Inc.; Sanctura XR (trospium chloride), marketed by Allergan, Inc.; Oracea (doxycycline), marketed by Galderma Laboratories, L.P.; and Orenitram (treprostinil diethanolamine), marketed by United Therapeutics Corporation. In June 2006, we entered into a license agreement with United Therapeutics Corporation for the worldwide development and commercialization of an oral formulation of treprostinil, which utilizes EnSoTrol for the treatment of pulmonary arterial hypertension, as well as for other indications. Orenitram was approved by the FDA and launched commercially in April 2014 by United Therapeutics Corporation. On July 1, 2014, we entered into a Royalty Interest Acquisition Agreement pursuant to which HealthCare Royalty Partners III, L.P. made a $30 million cash payment to us in consideration for acquiring from us certain royalty and milestone rights under our license agreement with United Therapeutics Corporation. We will retain full ownership of the royalty rights after a certain threshold has been reached. We are continuing to expand our intellectual property portfolio to provide additional protection for our technologies, products, and product candidates. We have four U.S. patents issued covering Oxtellar XR and five U.S. patents issued covering Trokendi XR.

        We are the owner of various U.S. federal trademark registrations (®) and registration applications (TM), including the following marks referred to in this prospectus pursuant to applicable U.S. intellectual property laws: "Supernus®," "Microtrol®," "Solutrol®," "ProScreen®," "OptiScreen®," "ProPhile®," "Trokendi XR®," "Oxtellar XR®," and the registered Supernus Pharmaceuticals logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

        Our principal executive offices are located at 1550 East Gude Drive, Rockville, MD 20850 and our telephone number is (301) 838-2500. Our website is located at www.supernus.com.

 SUMMARY

Securities We or any Selling Securityholder May Offer

        We may offer any of the following securities from time to time:

  •
  shares of our common stock;

  •
  shares of our preferred stock;

  •
  warrants to purchase shares of our common stock, preferred stock and/or debt securities;

  •
  debt securities;

  •
  units, consisting of common stock, preferred stock, warrants and/or debt securities; or

  •
  any combination of these securities.

        When we use the term "securities" in this prospectus, we mean any of the securities we or the selling securityholders may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $112,800,000. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we or the selling securityholders may offer will be described in a separate supplement to this prospectus.

        Common Stock.    We and the selling securityholders may offer shares of our common stock. Our common stock currently is listed on the NASDAQ Global Market under the symbol "SUPN."

        Preferred Stock.    We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

        Warrants.    We may offer warrants to purchase our common stock, preferred stock and/or debt securities. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

        Debt Securities.    We may offer debt securities in one or more series. For any particular debt securities that we offer, the applicable prospectus supplement will describe the aggregate principal amount to be issued; the issue price or prices; the interest rate or rates; covenants and/or acceleration provisions; the terms and conditions, if any, for conversion or exchange; events of default; and any other specific terms.

        Units.    We may offer units comprised of our common stock, preferred stock, warrants and/or debt securities, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

        An investment in our securities involves risks. Before making an investment decision, we urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in the prospectus supplement used in connection with an offering of our securities, including those risks identified under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or may be incorporated by reference into this prospectus or a prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus, other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, project costs, plans and objectives of management for future operations. The words "may," "continue," "estimate," "intend," "plan," "will," "believe," "project," "expect," "seek," "anticipate," "should," "could," "would," "potential," or the negative of those terms and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly as set forth and incorporated by reference in the "Risk Factors" section noted above, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future dispositions, strategic alliances, joint ventures, collaborations or investments we may make.

        You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

  •
  the net tangible book value per share of our equity securities before and after the offering;

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  the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchaser in the offering; and

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  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

 USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement, we expect to use the net proceeds from the sale of the securities to which this prospectus relates for possible acquisitions of businesses, technologies or products that are complementary to our existing businesses, continued development of our product candidate pipeline or other general corporate purposes, which may include working capital and stock buyback programs. Pending these uses, the net proceeds may also be temporarily invested in short-term, interest bearing deposit accounts or marketable securities. We will not receive any proceeds from the sale of our securities by the selling securityholders pursuant to this prospectus.

PLAN OF DISTRIBUTION

        We or the selling securityholders may, from time to time, sell, transfer or otherwise dispose of our securities offered hereby through underwriters, dealers or agents or directly to purchasers on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        We or the selling securityholders may sell the securities offered pursuant to this prospectus in any of the following ways:

  •
  directly to one or more purchasers;

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  through agents;

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  through underwriters, brokers or dealers;

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  brokers or dealers may agree with the selling securityholders to sell a specified number of shares at a stipulated price per security;

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  through a combination of any of these methods of sale; or

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  any other method permitted by applicable law.

        The distribution of securities may be effected from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices, including "at the market offerings" within the meaning of Rule 415(a) of the Securities Act; or

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  at negotiated prices.

General Information Regarding Underwriters

        The selling securityholders and any underwriters, dealers or agents, or other persons acting on our behalf or on the behalf of the selling securityholders that participate with us or the selling securityholders in the distribution of the securities, may be deemed underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. As a result, Regulation M under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), may apply to sales by the selling securityholders in the market. The selling securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

        Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

        Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

        Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement. We may agree to indemnify underwriters, dealers or agents against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our underwriters, dealers or agents, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Any series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us or the selling securityholders for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

General Information Regarding Selling Securityholders

        The selling securityholders may, from time to time, transfer some or all of the shares of restricted common stock owned by them, in which case the registration rights described under the "Description of Capital Stock" section of this prospectus will only inure to the benefit of a transferee if there is transferred to such transferee, in the aggregate, at least 25% of the shares of common stock then held by such selling securityholder, or such transferee is a partner, member, stockholder of affiliate of such selling securityholder.

        In connection with the sale of such shares or such interests, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock, as the case may be, in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge such stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of such stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of securities by selling securityholders.

        The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

        The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the shares or interests therein may be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and any selling securityholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of certain of our securities or any securities convertible into or exchangeable for certain of our securities. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to trading plans entered into by the selling securityholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

        Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be at-the-market offerings as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. At-the-market offerings, if any, may be conducted by underwriters acting as principal or our agent, who may also be third party sellers of our securities as discussed above.

        We will bear costs relating to all of the securities being registered under this registration statement.

FINRA Matters

        If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December, 31
	2013		2012		2011		2010		2009
Ratio of earnings to fixed charges		(1)		(1)		(1)		(1)	18.8

(1)
During each of these periods, our earnings were less than our fixed charges. The amount of such deficiency was approximately $92.3 million, $46.3 million, $23.2 million and $39.1 million for fiscal years 2013, 2012, 2011 and 2010, respectively.

DESCRIPTION OF CAPITAL STOCK

        The following description summarizes the general provisions of our capital stock that we may offer from time to time pursuant to the registration statement of which this prospectus is a part (the "Registration Statement"). The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law (the "DGCL"). The information below is only a summary and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings, and the applicable provisions of the DGCL. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

General

        Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 130,000,000 shares of common stock, par value $0.001 per share, and 65,000,000 shares of preferred stock, par value $0.001 per share. As of November 30, 2014, there were 42,930,451 shares of common stock outstanding. As of November 28, 2014, we had approximately 28 record holders of our capital stock. We have no shares of preferred stock outstanding.

Common Stock

        We are authorized to issue one class of common stock. Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described under "Antitakeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws" below, a majority vote of the holders of common stock is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.

Registration Rights

Demand Registration Rights

        The holders of approximately 13,529,328 shares of our common stock are entitled to certain demand registration rights, of which 12,749,328 shares of our common stock are subject to such demand registration rights. If holders of at least 35% of the registrable securities (or a lesser percentage if the aggregate offering price to the public would exceed $5,000,000) request a registration, we may be required to register their shares. Certain holders have the right to make two requests that we register all or a portion of their shares of our common stock.

Piggyback Registration Rights

        In the event that we propose to register any of our securities under the Securities Act either for our own account or for the account of other stockholders, the holders of approximately 13,529,328 shares of our common stock and holders of warrants to purchase 42,083 shares of common stock are entitled to certain "piggyback" registration rights allowing the holders to include 12,749,328 shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to the shares issuable under employee benefit plans and in certain circumstances, the holders of these shares of our common stock and warrants are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

        The holders of approximately 13,529,328 shares of our common stock have exercised their registration rights with respect to 12,749,328 shares of our common stock and are identified in this prospectus as the selling securityholders. By exercising their registration rights and causing a large number of shares to be registered and sold in the public market, these holders could cause the price of our common stock to fall. In addition, any demand to include such shares in our registration statements could have a material adverse effect on our ability to raise needed capital. The warrant holders have not exercised their registration rights and thus are not identified in this prospectus.

Form S-3 Registration Rights

        The holders of approximately 13,529,328 shares of our common stock are entitled to certain Form S-3 registration rights if we are eligible to file a registration statement on Form S-3, of which 12,749,328 shares of our common stock are subject to such Form S-3 registration rights.. As a result, holders owning a certain percentage of our capital stock and certain other identified holders will have the right to demand that we file a registration statement on Form S-3 so long as the aggregate value of the securities to be sold under the registration statement on Form S-3 is at least $500,000, subject to specified exceptions.

Exchange Listing

        Our common stock is listed on the NASDAQ Global Market under the symbol "SUPN."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

        Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 65,000,000 shares of preferred stock in one or more series. Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of our Company, which might harm the market price of our common stock. Our board of directors will make any determination to issue such shares based on its judgment as to our Company's best interests and the best interests of our stockholders.

        The following description, together with additional information we include in any applicable prospectus supplement, summarizes the general provisions of the preferred stock that we may offer from time to time pursuant to the Registration Statement. The following summary description of the preferred stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the DGCL. In connection with an offering of preferred stock, our Board of Directors will adopt a certificate of designations that sets forth the terms and conditions of the particular series of preferred stock, and we will describe the specific terms of the preferred stock and the offering in a prospectus supplement. We also will file as an exhibit to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the certificate of designations. The information below, and any description of the preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the certificate of designations for the particular series of preferred stock, as well as to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings, and the applicable provisions of the DGCL. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

        Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws, our Board of Directors is authorized to fix the number of shares constituting each series of our preferred stock and the voting rights, if any, the designations, preferences and relative, participating, optional or other special rights, and, qualifications, or restrictions of such series. Each series of the preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company.

        We will describe in the applicable prospectus supplement the terms of the preferred stock being offered, including the following:

  •
  the title and stated value of the preferred stock;

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  the number of shares of preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

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  the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends, if applicable;

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  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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  the procedures for any auction and remarketing, if any, for the preferred stock;

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  the provisions for a sinking fund, if any, for the preferred stock;

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  the provisions for redemption, if applicable, of the preferred stock;

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  any listing of the preferred stock on any securities exchange or market;

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  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or its manner of calculation) and conversion period;

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  voting rights, if any, of the preferred stock;

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  a discussion of any material and/or special United States Federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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  any limitations on issuance of any class or series of the preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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  any other specific terms, powers, preferences, rights, qualifications, limitations or restrictions on the preferred stock.

Transfer Agent and Registrar

        The transfer agent and registrar for any series or class of the preferred stock, if any, will be set forth in the applicable prospectus supplement.

Antitakeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

Delaware Takeover Statute

        We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person's affiliates and associates (i) owns 15% or more of a corporation's voting securities or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation's voting securities at any time within the three year period immediately preceding a business combination of the corporation governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Certificate of Incorporation and Bylaw Provisions

        Provisions of our certificate of incorporation and bylaws, which became effective upon the closing of our initial public offering in May 2012, may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our Company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our Company to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control.

DESCRIPTION OF WARRANTS

Outstanding Warrants

        In connection with our now terminated secured credit facility, the lenders received from us ten-year warrants that are exercisable for an aggregate of 93,750 shares of our common stock at an exercise price of $4.00 per share. The warrants expire on January 26, 2021. In December 2011, in connection with the amendment of the now terminated secured credit facility, we issued to the lenders warrants that are exercisable for an aggregate of 49,999 shares of our common stock at $5.00 per share. The warrants expire on December 30, 2021. As of November 30, 2014, warrants to purchase 18,750 shares of common stock at an exercise price of $4.00 per share and 23,333 shares of common stock at an exercise price of $5.00 per share remain outstanding. You will experience dilution if we issue additional shares of common stock under the warrants that we issued to our lenders.

General

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general provisions of the warrants that we may offer from time to time pursuant to the Registration Statement. In connection with an offering of warrants, our Board of Directors will adopt a warrant agreement and warrant certificates that set forth the terms and conditions of the particular series of the warrants, and we will describe the specific terms of the warrants and the offering in a prospectus supplement. We also will file as exhibits to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate. The information below, and any description of the warrants in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the warrant agreement and warrant certificate for the particular series of our warrants.

        We may issue the warrants for the purchase of our common stock, preferred stock, debt securities or other securities issued by us. We may issue the warrants independently or together with other securities, and the warrants may be attached to or separate from the other securities. We will file a copy of the warrant and warrant agreement with the SEC when we issue a series of our warrants, and such warrants and warrant agreements will be incorporated by reference into the Registration Statement of which this prospectus is a part. A holder of the warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        We will describe in the applicable prospectus supplement the terms of our warrants being offered, including the following:

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  the title of the warrants;

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  the securities for which the warrants are exercisable;

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  the price or prices at which the warrants will be issued;

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  the number of warrants issued with each share of our other security or securities;

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  any provisions for adjustment of the number or amount of shares of the security or securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  if applicable, the date on and after which the warrants and the security or securities will be separately transferable;

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  if applicable, a discussion of the material United States Federal income tax considerations applicable to the exercise of the warrants;

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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  the date on which the right to exercise the warrants will commence, and the date on which the right will expire; and

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  the maximum or minimum number of the warrants which may be exercised at any time.

        Each of the warrants will entitle the holder of such warrants to purchase for cash at the exercise price set forth in the applicable prospectus supplement the shares or units of our security or securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

        Holders may exercise the warrants as set forth in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock, preferred stock, debt securities or other securities purchasable upon the exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for our remaining warrants.

Transfer Agent and Registrar

        The transfer agent and registrar for the warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Convertible Senior Secured Notes

        On May 3, 2013, the Company issued $90.0 million aggregate principal amount of 7.50% Convertible Senior Secured Notes due 2019 (the "Notes"). The Company completed this private placement offering in reliance on Section 4(a)(2) under the Securities Act of 1933, as amended (the "Securities Act"). The notes were available for resale in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act.

        The Company issued the Notes under an Indenture, dated May 3, 2013 (the "Indenture"), between the Company and U.S. Bank National Association, as Trustee and Collateral Agent. The Notes provide for 7.50% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2013. Interest will accrue on the Notes from and including May 3, 2013 and the Notes will mature on May 1, 2019, unless earlier converted, redeemed or repurchased by the Company. The Notes are convertible into the Company's common stock as described below.

Ranking

        The Notes are the Company's senior secured obligations and (i) rank senior in right of payment to any of the indebtedness that is expressly subordinated in right of payment to the Notes; (ii) rank effectively senior to any of the unsecured indebtedness to the extent of the value of the collateral securing the Notes; (iii) rank equal in right of payment with all of the Company's indebtedness that is not subordinated to the Notes; and (iv) are structurally subordinated to all indebtedness and liabilities, including trade payables, of the Company's existing and future subsidiaries.

        The Notes are secured by a first-priority lien, other than customary permitted liens, on substantially all of the Company's and its future domestic subsidiaries' assets, if any, whether now owned or hereafter acquired, including license agreements, general intangibles, accounts, instruments, investment property, intellectual property and any proceeds of the foregoing pursuant to that certain Security and Pledge Agreement, dated May 3, 2013 (the "Security Agreement"), between the Company and U.S. Bank National Association, as Collateral Agent. The Indenture restricts the ability of the Company and its existing and future subsidiaries to make investments, including transfers of the Company's assets that constitute collateral securing the Notes, in its existing and future foreign subsidiaries. The Company is entitled to the release of property and other assets constituting collateral from the liens securing the Notes and the obligations thereunder (i) to enable the Company to consummate the sale, transfer, license, monetization or other disposition of such property or assets; (ii) with the consent of the holders of at least 66 2/3% of the aggregate principal amount of the Notes then outstanding and affected; or (iii) pursuant to a modification or amendment of the Indenture, the Notes or the Security Agreement.

Conversion Rights

        A holder of Notes may convert all or a portion of its Notes, in principal amounts equal to $1,000 or an integral multiple thereof, only if one or more of the following conditions has been satisfied: (1) if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within five trading days prior to a conversion date, the last reported sale price of the Company's Common Stock exceeds the conversion price on each such trading day; (2) during the five consecutive business day period immediately following any five consecutive trading day period (the "Measurement Period"), in which, for each trading day of that Measurement Period, the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Company's Common Stock on such trading day and the applicable conversion rate on such trading day; (3) upon the occurrence of specified corporate transactions; or (4) if the Company calls the Notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; and (ii) on and after November 1, 2018, a holder of Notes may convert all or a portion of its Notes, in principal amounts equal to $1,000 or an integral multiple thereof, at any time prior to the close of business on the business day immediately preceding the maturity date of the Notes, regardless of the foregoing circumstances.

        The conversion rate for the Notes is equal to 188.7059 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $5.30 per share of common stock). The conversion rate is subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a "make-whole fundamental change" (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its notes in connection with such make-whole fundamental change as described in the Indenture.

        If, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within five trading days prior to a conversion date, the last reported sale price of the Company's common stock exceeds the conversion price on each such trading day, the Company is required, in certain circumstances, to make an interest make-whole payment to converting holders equal to the sum of the present value of the remaining scheduled payments of interest that would have been made on the Notes to be converted had such notes remained outstanding until May 1, 2017 computed using a discount rate equal to 2%. The Company may pay an interest make-whole payment either in cash or in common stock, at its election. If the Company elects to pay an interest make-whole payment in Common Stock, then the stock will be valued at 95% of the simple average of the daily volume-weighted average price ("VWAP") per share for the 10 trading days ending on and including the trading day immediately preceding the conversion date. Notwithstanding the foregoing, the number of shares the Company may deliver in connection with an interest make-whole payment and repayment of principal will not exceed 221.7294 shares per $1,000 principal amount of Notes, subject to adjustment. If, pursuant to its election to deliver common stock in connection with the payment of the interest make-whole amount, the Company would be required to deliver a number of shares of common stock in excess of such threshold, the Company would deliver cash in lieu of shares otherwise deliverable upon conversions in excess thereof (based on the simple average of the daily VWAP for the 10 trading days ending on and including the trading day immediately preceding the conversion date).

Certain Corporate Events

        Upon (i) the occurrence of a fundamental change (as defined in the Indenture) or (ii) if the Company calls the Notes for redemption as described below (either event, a "make-whole fundamental change") and a holder elects to convert its Notes in connection with such make-whole fundamental change, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares (the "Additional Shares") as described below. The Company will notify holders within one business day after the first public announcement by it or a third party of an event or transaction that the Company reasonably determines would, if consummated, constitute a make-whole fundamental change. Upon receiving notice or otherwise becoming aware of a potential make-whole fundamental change described, the Company will use commercially reasonable efforts to announce or cause the announcement of such potential make-whole fundamental change in time to deliver such notice at least 50 scheduled trading days prior to the anticipated effective date for such transaction if stockholder approval has been obtained. The Company will notify the Trustee and holders of the effective date of any make-whole fundamental change no later than one business day after such effective date.

        The number of additional shares by which the Company will increase the conversion rate will be determined based on the date on which the make-whole fundamental change occurs or becomes effective (the "Effective Date") and the price (the "Stock Price") paid (or deemed paid) per share of the Company's Common Stock in the fundamental change. If the holders of the Company's common stock receive only cash in a make-whole fundamental change (i) the Stock Price shall be the cash amount paid per share and (ii) the Company will satisfy its conversion obligation to a holder that converts its Notes any time after such make-whole fundamental change by delivering to such holder, on the third business day immediately following the relevant conversion date, an amount of cash, for each $1,000 principal amount of Notes converted, equal to the product of (x) the conversion rate in effect on the relevant conversion date (as increased by the Additional Shares, if any) and (y) the Stock Price. Otherwise, (i) the Stock Price will equal the average of the last reported sale prices of the Company's common stock over the five trading day period ending on, and including, the trading day immediately preceding the Effective Date of the make-whole fundamental change and (ii) the Company will satisfy its conversion obligation to a holder that converts its Notes in connection with such make-whole fundamental change based on the conversion rate as increased by the number of Additional Shares. In connection with a make-whole fundamental change triggered by redemption of the Notes, the Effective Date of such make-whole fundamental change will be the date on which the Company delivers notice of the redemption. Notwithstanding the foregoing, in no event will the conversion rate exceed the maximum conversion rate, which is 221.7294 shares per $1,000 principal amount of Notes, which amount is inclusive of repayment of the principal of the Notes.

        If a fundamental change occurs at any time, holders will have the right, at their option, to require the Company to purchase for cash any or all of the Notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on a date of the Company's choosing that is not less than 20 calendar days nor more than 35 calendar days after the date on which it delivers a fundamental change notice. The price the Company is required to pay for a Note is equal to 100% of the principal amount of such Note plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. Any Notes purchased by the Company will be paid for in cash.

Redemption

        The Company may not redeem the Notes prior to May 1, 2017. On or after May 1, 2017, the Company may redeem for cash all, but not less than all, of the Notes if the last reported sale price of the Company's common stock equals or exceeds 140% of the applicable conversion price for at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date the Company delivers written notice of the redemption. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company calls the Notes for redemption, a make-whole fundamental change will be deemed to occur and the Company will, in certain circumstances, increase the conversion rate for holders who convert their notes in connections with such make-whole fundamental change as described in the Indenture.

        As of November 30, 2014, approximately $53.9 million of the Notes were presented to the Company for conversion. Accordingly, the Company has issued approximately 10.2 million shares of common stock in conversion of the principal amount of the Notes. The Company has issued an additional 1.7 million shares of common stock and paid approximately $1.7 million cash in settlement of the interest make-whole provision related to the converted Notes. You will experience dilution if we issue additional shares of common stock in respect of conversions of our Notes.

Limitation on Incurrence of Additional Indebtedness

        For so long as any Notes are outstanding, we will not, nor will we permit any of our existing or future subsidiaries to, directly or indirectly, incur any indebtedness other than permitted debt; provided, however, that we may, and may permit any of our existing and future subsidiaries to, incur indebtedness if:

  •
  no default or event of default under the Indenture shall have occurred and be continuing at the time of such incurrence or would occur as a consequence of such incurrence;

  •
  after giving pro forma effect to such incurrence, the consolidated leverage ratio (as defined below) would not exceed 2.75 to 1.00; and

  •
  after giving pro forma effect to such incurrence, the consolidated fixed charge coverage ratio (as defined below) would not be less than 1.25 to 1.00.

        For purposes of determining the consolidated leverage ratio and the consolidated fixed charge coverage ratio, pro forma effect will be given to the incurrence of (i) any indebtedness giving rise to the need to determine the consolidated leverage ratio and consolidated fixed charge coverage ratio and (ii) any other indebtedness incurred since the end of the applicable period to the date of determination, in each case, as if such indebtedness were incurred at the beginning of the applicable period. Furthermore, in giving such pro forma effect, interest on any such indebtedness determined on a fluctuating basis will be deemed to have accrued at a fixed rate per annum equal to the interest rate on the date of determination of the consolidated leverage ratio and the consolidated fixed charge coverage ratio (after giving effect to any interest rate swap contracts applicable to such indebtedness and any interest rate elections made by us or our subsidiaries).

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general provisions of the debt securities that we may offer from time to time pursuant to the Registration Statement. In connection with an offering of debt securities, our Board of Directors will adopt an indenture that sets forth the terms and conditions of the particular series of debt securities, and we will describe the specific terms of the debt securities and the offering in a prospectus supplement. We also will file as an exhibit to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of indenture. The information below, and any description of the debt securities in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the indenture for the particular series of the debt securities.

        We may issue debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

        The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

  •
  the title of the series of the debt securities;

  •
  the aggregate principal amount of the debt securities;

  •
  the issue price or prices, expressed at a percentage of the aggregate principal amount of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which principal is payable;

  •
  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

  •
  the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

  •
  the place or places where principal and, if applicable, premium and interest, is payable;

  •
  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

  •
  the denominations in which the debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

  •
  whether the debt securities are to be issuable in the form of book-entry securities or certificated securities;

  •
  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

  •
  the currency of denomination;

  •
  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

  •
  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

  •
  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

  •
  the provisions, if any, relating to any collateral provided for the debt securities;

  •
  the covenants and/or the acceleration provisions for the debt securities;

  •
  any events of default for the debt securities;

  •
  the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock or warrants;

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

  •
  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company;

  •
  the terms and conditions, if any, upon which the indenture that governs the debt securities of any series may be modified by us and the trustee with or without consent of the holders of such debt securities;

  •
  the terms and conditions, if any, upon which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied; and

  •
  the law governing the indenture and the debt securities.

        We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue the debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material

United States Federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

        We may issue our debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to our debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Trustee

        We will identify the trustee with respect to any series of the debt securities in the prospectus supplement relating to the applicable debt securities.

DESCRIPTION OF UNITS

        The following description, together with the additional information in any applicable prospectus supplement, summarizes the general provisions of the units that we may offer from time to time pursuant to the Registration Statement. In connection with an offering of units, our Board of Directors will adopt a unit agreement and unit certificates that set forth the terms and conditions of the particular series of units, and we will describe the specific terms of the units and the offering in a prospectus supplement. We also will file as exhibits to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and unit certificate. The information below, and any description of units in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the unit agreement and unit certificate for the particular series of units.

General

        We may issue, in one more series, units comprised of shares of our common stock, preferred stock and/or warrants, in any combination. Each unit will be issued so that the holder of such unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  the terms of the unit agreement governing the units;

  •
  a discussion of any material and/or special United States Federal income tax considerations relevant to the units; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

Unit Agent

        We may issue units under an agreement between us and one or more unit agents. If we elect to enter into an agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of the units or beneficial owners of the units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

SELLING SECURITYHOLDERS

        In December 2005, we entered into an investor rights agreement with the purchasers in our December 2005 private placement of preferred stock. In connection with our initial public offering of common stock in May 2012, the preferred stock of those purchasers converted into common stock with demand and piggyback registration rights with respect to the shares of common stock issued upon that conversion. Certain of those purchasers have exercised their registration rights and are included in this prospectus.

        We have filed a registration statement with the Securities and Exchange Commission, of which this prospectus forms a part, with respect to the resale of shares of our common stock by the selling securityholders covered by this prospectus from time to time under Rule 415 of the Securities Act of 1933. The securities set forth in the table below are being registered to permit secondary public trading of these securities. Subject to the restrictions described in this prospectus, the selling securityholders may offer shares of our common stock covered under this prospectus for resale from time to time. In addition, subject to the restrictions described in this prospectus, the selling securityholders may sell, transfer or otherwise dispose of all or a portion of the shares of our common stock being offered under this prospectus in transactions exempt from the registration requirements under Rule 144 of the Securities Act of 1933. See "Plan of Distribution."

        The table below presents information as of the date of this filing regarding the selling securityholders and the securities that the selling securityholders (and their donees, pledgees, assignees, transferees and other successors in interest) may offer and sell from time to time under this prospectus. More specifically, the following table sets forth as to the selling securityholders:

  •
  the number and percent of shares of our common stock that the selling securityholders beneficially owned prior to the offering for resale of any of the common stock being registered by the registration statement of which this prospectus is a part;

  •
  the number of shares of our common stock that may be offered for resale for the selling securityholders' account under this prospectus; and

  •
  the number and percent of shares of our common stock to be beneficially owned by the selling securityholders after the offering of the resale securities, assuming all of the resale securities are sold by the selling securityholders and that the selling securityholders do not acquire any other shares of our common stock prior to their assumed sale of all of the resale shares.

        The table is prepared based on information supplied to us by the selling securityholders. Although we have assumed for purposes of the table below that the selling securityholders will sell all of the securities offered by this prospectus, because the selling securityholders may offer from time to time all or some of their securities covered under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of securities that will be resold by the selling securityholders or that will be held by the selling securityholders after completion of the resales. In addition, the selling securityholders may have sold, transferred or otherwise disposed of the securities in transactions exempt from the registration requirements of the Securities Act of 1933 since the date the selling securityholders provided the information regarding their securities holdings. Information covering the selling securityholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

        The applicable percentages of ownership are based on an aggregate of 42,930,451 shares of our common stock issued and outstanding on November 30, 2014. The number of shares beneficially owned by the selling securityholders is determined under rules promulgated by the SEC.

        Each of the selling securityholders below has advised us that it is not a broker-dealer nor affiliated with a broker-dealer.

	Number of Shares Owned Prior to Completion of the Offering			Number of Shares Owned After Completion of the Offering
			Number of Shares Offered
Selling Securityholder	Number	Percent		Number	Percent
New Enterprise Associates 11, Limited Partnership and its affiliates(1)	10,650,000	24.8	10,650,000	0	0
Abingworth Bioventures IV LP and its affiliates(2)	2,879,328	6.7	2,099,328	780,000	1.8

(1)
The number of shares beneficially owned consists of (a) 10,641,250 shares of common stock held by New Enterprise Associates 11, Limited Partnership ("NEA 11"); and (b) 8,750 shares of common stock held by NEA Ventures 2005, L.P. ("Ven 2005"). The shares directly held by NEA 11 are indirectly held by NEA Partners 11, Limited Partnership ("NEA Partners 11"), the sole general partner of NEA 11, NEA 11 GP, LLC ("NEA 11 LLC"), the sole general partner of NEA Partners 11, and each of the individual Managers of NEA 11 LLC. The individual Managers (collectively, the "Managers") of NEA 11 LLC are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Krishna "Kittu" Kolluri and Scott D. Sandell. NEA Partners 11, NEA 11 LLC and the Managers share voting and dispositive power over the shares directly held by NEA 11. The shares directly held by Ven 2005 are indirectly held by J. Daniel Moore, the general partner of Ven 2005, who holds voting and dispositive power over the shares directly held by Ven 2005. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein, if any. Dr. Barrett, a general partner of New Enterprise Associates, Inc., has served as Chairman of our board of directors since 2005.

(2)
The number of shares beneficially owned consists of (a) 2,854,854 shares of common stock held by Abingworth Bioventures IV LP ("ABV IV"); and (b) 24,474 shares of common stock held by Abingworth Bioventures IV Executives LP ("ABV IV Executives"). Abingworth Management Limited ("AML") serves as investment manager of each of ABV IV and ABV IV Executives and may be deemed to share voting and dispositive power with respect to the securities owned by ABV IV and ABV IV Executives. Michael Bigham, a partner of Abingworth, served as a director of our Company from 2006 until his resignation on December 23, 2013, consistent with Abingworth's general practice of limiting the time its representatives spend on a portfolio company's board of directors after it becomes a public company.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC. We maintain an Internet site at http://www.supernus.com. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement. You may also obtain a copy of the documents we file with the SEC which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Secretary, Supernus Pharmaceuticals, Inc., 1550 East Gude Drive, Rockville, MD 20850, telephone (301) 838-2500.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on March 21, 2014;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 filed on May 13, 2014, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 filed on August 12, 2014, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014 filed on November 12, 2014;

  •
  Our Current Reports on Form 8-K filed on January 9, 2014, January 27, 2014, February 7, 2014, February 26, 2014, March 12, 2014, April 30, 2014, May 13, 2014, May 22, 2014, July 8, 2014, July 31, 2014, August 11, 2014, August 20, 2014, August 25, 2014, September 8, 2014, September 18, 2014, September 24, 2014, October 3, 2014, October 15, 2014, October 24, 2010, October 30, 2014, November 5, 2014, November 12, 2014 and November 25, 2014;

  •
  The description of our common stock contained in our registration statement on Form 8-A filed on April 20, 2012; and

  •
  All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of this offering, including any such reports filed after the date of the initial registration statement and prior to the effectiveness of the registration statement.

        Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Secretary, Supernus Pharmaceuticals, Inc., 1550 East Gude Drive, Rockville, MD 20850, telephone (301) 838-2500.

LEGAL MATTERS

        Saul Ewing LLP will provide opinions regarding certain legal matters. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement, if any.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses that may be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. For purposes of these estimates, we have assumed one offering of common stock. If we offer other types of securities or have more than one offering under this registration statement, our expenses will increase, and we will amend this registration statement at that time if the increase is deemed to be material. All such amounts will be borne by Supernus Pharmaceuticals, Inc.

SEC Registration Fee	$26,144.31
Legal Fees and Expenses	$100,000.00
Accounting Fees and Expenses	$40,000.00
Printing and Engraving Expenses	$15,000.00
Miscellaneous Fees and Expense	$5,000.00

Total:	$186,144.31

Item 15.    Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. Our amended and restated certificate of incorporation and bylaws provides that we shall indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

        Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

        We have entered into indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

        We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

        See also the undertakings set out in response to Item 17 herein.

Item 16.    Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Placement Agent Agreement.*
4.1
Specimen Stock Certificate evidencing the shares of common stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, File No. 333-171375, as amended on March 16, 2012).
4.2
Form of Amended and Restated Warrant to Purchase Stock, issued in connection with the Loan and Security Agreement, dated as of December 30, 2011, by and among the Registrant, Oxford Finance LLC (successor in interest to Oxford Finance Corporation), as collateral agent and lender and Horizon Credit II LLC (successor in interest to Compass Horizon Funding Company LLC), as lender (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-1, File No. 333-171375, as amended on February 14, 2012.)
4.3
Form of Warrant to Purchase Stock, issued in connection with the First Amendment to the Loan and Security Agreement, dated as of December 30, 2011, by and among the Registrant, Oxford Finance LLC (successor in interest to Oxford Finance Corporation) and Compass Horizon Funding Company LLC (incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-1, File No. 333-171375, as amended on February 14, 2012).
4.4
Indenture dated as of May 3, 2013 by and between the Company and U.S. Bank National Association, as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed on May 9, 2013, File No. 001-35518).
4.5	Form of 7.50% Convertible Senior Secured Note due 2019 (incorporated by reference to Exhibit 4.2 to Form 8-K filed on May 9, 2013, File No. 001-35518).
4.6
Security and Pledge Agreement dated as of May 3, 2013 between the Company and U.S. Bank National Association, as Collateral Agent (incorporated by reference to Exhibit 4.3 to Form 8-K filed on May 9, 2013, File No. 001-35518).
4.7
First Supplemental Indenture dated as of October 24, 2013 by and between the Company and U.S. Bank National Association as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 24, 2013, File No. 001-35518).
4.8	Specimen Stock Certificate evidencing shares of Preferred Stock.*
4.9	Certificate of Designations for Preferred Stock.*
4.10	Form of Common Stock Warrant Agreement and Warrant Certificate.*
4.11	Form of Preferred Stock Warrant Agreement and Warrant Certificate.*
4.12	Form of Debt Securities Warrant Agreement and Warrant Certificate.*
4.13	Form of Indenture between Supernus Pharmaceuticals, Inc. and one or more trustees to be named.*
4.14	Form of Unit Agreement.*
5.1	Opinion of Saul Ewing LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herein).

Exhibit Number	Description
24.1	Power of Attorney (included in signature page).
25.1	Statement of Eligibility of Trustee under Debt Indenture (to be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.)*

*
To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  If the registrant is relying on Rule 430B,

              (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on December 3, 2014.

Supernus Pharmaceuticals, Inc.
By:	/s/ JACK A. KHATTAR Jack A. Khattar President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Jack A. Khattar and Gregory S. Patrick, and each of them acting individually, and each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 for Supernus Pharmaceuticals, Inc., and any subsequent registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JACK A. KHATTAR Jack A. Khattar	President and Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2014
/s/ GREGORY S. PATRICK Gregory S. Patrick	Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 3, 2014
/s/ M. JAMES BARRETT, PH.D. M. James Barrett, Ph.D.	Director and Chairman of the Board	December 3, 2014

Signature	Title	Date

/s/ FREDERICK M. HUDSON Frederick M. Hudson	Director	December 3, 2014
/s/ CHARLES W. NEWHALL, III Charles W. Newhall, III	Director	December 3, 2014
/s/ WILLIAM A. NUERGE William A. Nuerge	Director	December 3, 2014
/s/ JOHN M. SIEBERT, PH.D. John M. Siebert, Ph.D.	Director	December 3, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Placement Agent Agreement.*
4.1
Specimen Stock Certificate evidencing the shares of common stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, File No. 333-171375, as amended on March 16, 2012).
4.2
Form of Amended and Restated Warrant to Purchase Stock, issued in connection with the Loan and Security Agreement, dated as of December 30, 2011, by and among the Registrant, Oxford Finance LLC (successor in interest to Oxford Finance Corporation), as collateral agent and lender and Horizon Credit II LLC (successor in interest to Compass Horizon Funding Company LLC), as lender (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-1, File No. 333-171375, as amended on February 14, 2012.)
4.3
Form of Warrant to Purchase Stock, issued in connection with the First Amendment to the Loan and Security Agreement, dated as of December 30, 2011, by and among the Registrant, Oxford Finance LLC (successor in interest to Oxford Finance Corporation) and Compass Horizon Funding Company LLC (incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-1, File No. 333-171375, as amended on February 14, 2012).
4.4
Indenture dated as of May 3, 2013 by and between the Company and U.S. Bank National Association, as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed on May 9, 2013, File No. 001-35518).
4.5	Form of 7.50% Convertible Senior Secured Note due 2019 (incorporated by reference to Exhibit 4.2 to Form 8-K filed on May 9, 2013, File No. 001-35518).
4.6
Security and Pledge Agreement dated as of May 3, 2013 between the Company and U.S. Bank National Association, as Collateral Agent (incorporated by reference to Exhibit 4.3 to Form 8-K filed on May 9, 2013, File No. 001-35518).
4.7
First Supplemental Indenture dated as of October 24, 2013 by and between the Company and U.S. Bank National Association as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 24, 2013, File No. 001-35518).
4.8	Specimen Stock Certificate evidencing shares of Preferred Stock.*
4.9	Certificate of Designations for Preferred Stock.*
4.10	Form of Common Stock Warrant Agreement and Warrant Certificate.*
4.11	Form of Preferred Stock Warrant Agreement and Warrant Certificate.*
4.12	Form of Debt Securities Warrant Agreement and Warrant Certificate.*
4.13	Form of Indenture between Supernus Pharmaceuticals, Inc. and one or more trustees to be named.*
4.14	Form of Unit Agreement.*
5.1	Opinion of Saul Ewing LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herein).

Exhibit Number	Description
23.2	Consent of Saul Ewing LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page).
25.1	Statement of Eligibility of Trustee under Debt Indenture (to be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.)*

*
To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.